PROFFITT'S, INC.
                      750 Lakeshore Parkway
                      Birmingham, AL  35211


Brian J. Martin
Senior Vice President of
Human Resources and Law
General Counsel



                           May 2, 1997

United States Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549

     RE:  G.R. Herberger's, Inc. 401(k) Employee Stock
          Purchase Plan and Employee Stock Ownership Plan

     The registrant, Proffitt's, Inc., has undertaken to submit the above referenced plan and any amendments thereto (the "Plan") to the Internal Revenue Service. The Registrant will make all changes required by the IRS in order to qualify the Plan under the Internal Revenue Code.

                                   Sincerely,

                                   By:  /s/  Brian J. Martin
                                        ---------------------------------
                                        Brian J. Martin
                                        Executive Vice President of
Law and
                                        General Counsel